EXHIBIT 11
                                                                      ----------

              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE



                                                 Three Months     Three Months
                                                     Ended            Ended
                                                 June 30, 2004    June 30, 2003


Net Income                                       $     192,051          298,412
                                                 =============    =============

Weighted average shares outstanding
  for basic EPS computation                            974,473          951,625

Reduction for common shares not yet
  released by Employee Stock Ownership Plan            (29,287)         (46,019)
                                                 -------------    -------------

Total weighted average common shares
   outstanding for basic computation                   945,186          905,606
                                                 =============    =============

Basic earnings per share                                 $0.20            $0.33
                                                 =============    =============

Total weighted average common shares
  outstanding for basic computation                    945,186          905,606

Common stock equivalents due to
  dilutive effect of stock options                      80,287           95,088
                                                 -------------    -------------

Total weighted average common shares and
  equivalents outstanding for diluted
  computation                                        1,025,473        1,000,694
                                                 =============    =============

Diluted earnings per share                               $0.19            $0.30
                                                 =============    =============


                                                  Six Months       Six Months
                                                     Ended            Ended
                                                 June 30, 2004    June 30, 2003


Net Income                                       $     457,219          626,045
                                                 =============    =============

Weighted average shares outstanding
  for basic EPS computation                            969,487          959,675

Reduction for common shares not yet
  released by Employee Stock Ownership Plan            (33,470)         (50,202)
                                                 -------------    -------------

Total weighted average common shares
   outstanding for basic computation                   936,017          909,473
                                                 =============    =============

Basic earnings per share                                 $0.49            $0.69
                                                 =============    =============

Total weighted average common shares
  outstanding for basic computation                    936,017          909,473

Common stock equivalents due to
  dilutive effect of stock options                      79,175           98,386
                                                 -------------    -------------

Total weighted average common shares and
  equivalents outstanding for diluted
  computation                                        1,015,192        1,007,859
                                                 =============    =============

Diluted earnings per share                               $0.45            $0.62
                                                 =============    =============